Exhibit 99.1

Contact: Michael Powell

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FIRST QUARTER 2009 FINANCIAL RESULTS

FIRST QUARTER 2009 HIGHLIGHTS

•	Rental and management segment revenue increased to $395.9 million

•	Adjusted EBITDA increased to $281.2 million

•	Cash provided by operating activities was $205.7 million

Boston, Massachusetts – April 29, 2009: American Tower Corporation (NYSE: AMT) today reported financial results for the first quarter ended March 31, 2009.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “In the first quarter, we continued our track record of delivering strong Core Growth in tower revenue and Adjusted EBITDA of approximately 10% and 11%, respectively. These solid performance metrics confirm our expectations that the wireless industries in our served markets continue to grow, despite the current macro economic conditions. These trends are driving demand for our tower space as our customers continue to invest in their networks. We believe that the overall quality of our sites and our proven operational execution will position us well to capture a significant share of these future business opportunities.”

“Furthermore, our significant liquidity and lack of near-term debt maturities limit our risk of material interest expense increases or shareholder dilution, which we believe positions the Company well for both the present and future. In addition, our financial flexibility should enable us to reinvest our free cash flow back into our core business at a time when valuations may become attractive. For example, in March, we announced a transaction in India, which when concluded would expand our portfolio by approximately 1,700 wireless communications tower sites, demonstrating our ability and interest in expanding our portfolio while remaining patient and disciplined.”

First Quarter 2009 Operating Highlights

American Tower generated the following operating results for the quarter ended March 31, 2009 (unless otherwise indicated, all comparative information is presented against the quarter ended March 31, 2008):

Total revenues increased 6.9% to $408.7 million, and rental and management segment revenues increased 5.9% to $395.9 million. Rental and management segment revenue growth of 5.9% includes a negative impact to growth of approximately 2.9% as a result of fluctuations in foreign currency exchange rates and a negative impact of 1.4% from straight-line revenue recognition. Rental and Management Segment Gross Margin increased 6.5% to $309.4 million, and network development services segment revenue and Gross Margin increased to $12.7 million and $5.1 million, respectively.

Total selling, general, administrative and development expense was $57.6 million. The Company’s selling, general, administrative and development expense for the quarter includes $24.3 million of stock-based compensation expense and $1.1 million of international business development expense. Adjusted EBITDA increased 7.1% to $281.2 million, and Adjusted EBITDA Margin was 69%. Adjusted EBITDA growth of 7.1% includes a negative impact to growth of approximately 2.0% as a result of fluctuations in foreign currency exchange rates and a negative impact of 2.3% from straight-line revenue and expense recognition.

Operating income was $150.3 million and net income was $58.6 million. Net income per basic and diluted common share was $0.15.

Free Cash Flow was $156.1 million, consisting of $205.7 million of cash provided by operating activities, less $49.6 million of payments for purchase of property and equipment and construction activities, including $42.4 million of capital spending for the construction of new towers, the installation of in-building distributed antenna system networks and ground lease purchases, as well as capital spending for the redevelopment of existing sites to meet additional tenant demand. During the quarter ended March 31, 2009, the Company completed the construction of 200 communications sites.

Please refer to Non-GAAP and Defined Financial Measures on page 4 for definitions of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Core Growth. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 9 through 13.

Stock Repurchase Program

As of March 31, 2009, the Company had repurchased approximately 14.0 million shares of its Class A common stock for approximately $535.2 million under its $1.5 billion share repurchase program announced in March 2008, which includes approximately 67,438 shares of its Class A common stock repurchased for approximately $1.8 million during the first quarter of 2009. The Company expects to continue to manage the pacing of the program in the future in response to general market conditions and other relevant factors.

International Expansion Update

As previously disclosed, on March 16, 2009, the Company announced that its Mauritius subsidiary entered into a definitive agreement under which it will acquire an Indian company, XCEL Telecom Private Limited, which owns approximately 1,700 wireless communications tower sites in India, including a number of tower sites that are currently under construction. The Company anticipates the transaction will close during the second quarter, subject to customary closing conditions.

Full Year 2009 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of April 29, 2009. Actual results may differ materially from these estimates as a result of various factors, and we refer you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. We note that if the lack of credit availability continues, it may adversely affect the ability of certain of our customers to timely meet their obligations to the Company. In addition, if the recent volatility in foreign currency markets continues, specifically with respect to the Mexican Peso and Brazilian Real, actual results for 2009 could differ materially from the estimates set forth below. Our operations in Mexico and Brazil comprised approximately 9% and 4%, respectively, of our rental and management segment revenues for the three months ended March 31, 2009.

The Company previously provided its full year 2009 outlook in its press release dated February 26, 2009. At that time, the Company assumed the following average foreign currency exchange for the full year 2009: (a) 12.00 Mexican Pesos to 1.00 US Dollar and (b) 2.00 Brazilian Reais to 1.00 US Dollar. The outlook provided below is based on the same foreign currency exchange estimates, which assume that the Mexican Peso and Brazilian Real will strengthen against the US Dollar compared to the current exchange rates for these foreign currencies over the course of 2009.

As of April 28, 2009, the current foreign currency exchange rates were approximately 14.00 Mexican Pesos to 1.00 US Dollar and 2.20 Brazilian Reais to 1.00 US Dollar. If the average foreign currency exchange rates for the remainder of 2009 remained at these levels, then the Company estimates that actual rental and management segment revenue and Adjusted EBITDA for the full year 2009 would be negatively impacted by approximately $21 million and $10 million, respectively, from what is included in the Company’s full year 2009 outlook.

($ in millions)	Full Year 2009
Rental and management segment revenue (1)(2)	$1,640	to	$1,665
Rental and management segment gross margin (1)(3)	1,277	to	1,297

Network development services segment revenue	35	to	50
Network development services segment gross margin (3)	15	to	21

Adjusted EBITDA (1)(2)(3)(4)	1,161	to	1,185

Depreciation, amortization and accretion	424	to	432
Interest expense (5)	255	to	245
Income from continuing operations	235	to	247

Cash provided by operating activities (6)	838	to	878
Payments for purchase of property and equipment and construction activities (7)	200	to	230

The following table reflects the estimated impact of fluctuations in foreign currency exchange rates and straight-line revenue and expense recognition on rental and management segment revenue and Adjusted EBITDA outlook:

2009 Midpoint
Rental and management segment revenue growth components:
Core rental and management segment revenue growth	9.0%
Estimated impact of fluctuations in foreign currency exchange rates (2)	(1.0)%
Impact of non-cash straight-line revenue recognition (1)	(1.2)%

Total rental and management segment revenue growth	6.8%

2009 Midpoint
Adjusted EBITDA growth components:
Core Adjusted EBITDA growth	9.6%
Estimated impact of fluctuations in foreign currency exchange rates (2)	(0.7)%
Net impact of non-cash straight-line revenue and expense recognition (1)	(1.5)%

Total Adjusted EBITDA growth	7.4%

(1)	Outlook for rental and management segment revenue includes an estimated decrease in non-cash straight-line revenues of approximately $14 million in 2009 from the full year 2008. (For additional information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of our Form 10-K for the year ended December 31, 2008.)
(2)	If the average exchange rates for the full year 2009 varied by 10% from the assumptions set forth above (12.00 Mexican Pesos to 1.00 US Dollar and 2.00 Brazilian Reais to 1.00 US Dollar), then the Company estimates that actual rental and management segment revenue and Adjusted EBITDA for the full year 2009 would vary either positively or negatively by approximately $16 million and $8 million, respectively, from what is included in the Company’s full year 2009 outlook.
(3)	See Non-GAAP and Defined Financial Measures below.
(4)	Outlook for Adjusted EBITDA (a) does not include (i) any estimate of future costs associated with the legal and governmental proceedings related to the review of the Company’s historical stock option granting practices; (ii) $61 million to $63 million of stock-based compensation expense; and (b) includes $5 million of international business development expense.
(5)	Outlook for interest expense does not reflect any future borrowings or repayments under the Company’s existing senior unsecured revolving credit facility subsequent to April 28, 2009.
(6)	Outlook for cash provided by operating activities reflects the payment of approximately $10 million to prepay long-term ground leases, as part of the Company’s land management program.
(7)	Outlook for capital expenditures includes (a) $45 million for capital improvements and corporate expenditures; (b) $30 million to $35 million for the redevelopment of existing communications sites; (c) $25 million to $30 million of ground lease purchases; (d) $100 million to $120 million for the construction of approximately 700 to 900 new communications sites and for the installation of shared back-up power generators at certain of our tower sites; and excludes any capital related to our pending transaction with of XCEL Telecom Private Limited in India.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its first quarter 2009 financial results and the Company’s outlook for the full year 2009. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 235-9047

International dial-in: (706) 645-9644

Passcode: 94670401

A replay of the call will be available from 10:30 a.m. ET April 29, 2009 until 11:59 p.m. ET May 12, 2009. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 94670401

American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be available on the Company’s website.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower owns and operates over 23,900 communications sites in the United States, Mexico, Brazil and India. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Core Growth. American Tower defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, international business development expense, rental and management segment overhead, network development services segment overhead, network development services segment operating expenses, network development services segment revenue, plus interest income, TV Azteca, net. American Tower defines Network Development Services Segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, international business development expense, network development services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. American Tower defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, other operating expenses, and stock-based compensation expense, plus interest income, TV Azteca, net. American Tower defines Adjusted EBITDA Margin as a percentage of Adjusted EBITDA over total revenue. American Tower defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. American Tower defines Core Growth in rental and management segment revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition and foreign currency fluctuations. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Core Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2009 outlook, our stock repurchase programs, our pending transaction with XCEL Telecom Private Limited, the financial strength of certain of our customers and foreign currency exchange rates. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in the loan agreement for the revolving credit facility and term loan, the indentures governing our debt securities, and the loan agreement related to our securitization transaction could adversely affect our business by limiting flexibility; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (6) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness and financial strength of its tenants; (7) our foreign operations are subject to economic, political, and other risks that could adversely affect our revenues or financial position, including risks associated with foreign currency exchange rates; (8) a substantial portion of our revenue is derived from a small number of customers; (9) we anticipate that we may need additional financing to fund our stock repurchase programs, to refinance our existing indebtedness and to fund future growth and expansion initiatives; (10) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (11) we could have liability under environmental laws; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (15) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (16) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (17) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; and (18) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2008 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$303,038	$143,077
Restricted cash	61,475	51,866
Short-term investments and available-for-sale securities	962	2,028
Accounts receivable, net of allowances	60,057	51,313
Prepaid and other current assets	70,180	61,415
Deferred income taxes	163,981	163,981

Total current assets	659,693	473,680

Property and equipment, net	3,003,215	3,022,636
Goodwill	2,186,270	2,186,233
Other intangible assets, net	1,532,832	1,566,155
Deferred income taxes	349,446	381,428
Notes receivable and other long-term assets	594,414	581,533

Total	$8,325,870	$8,211,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$144,268	$151,985
Accrued interest	47,994	28,635
Current portion of long-term obligations	1,527	1,837
Unearned revenue	125,519	120,188

Total current liabilities	319,308	302,645

Long-term obligations	4,330,999	4,331,309
Other long-term liabilities	593,493	583,232

Total liabilities	5,243,800	5,217,186

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,692	4,685
Additional paid-in capital	8,139,964	8,109,224
Accumulated deficit	(2,297,526)	(2,356,127)
Accumulated other comprehensive loss	(19,945)	(20,031)
Treasury stock	(2,748,265)	(2,746,429)

Total American Tower Corporation stockholders’ equity	3,078,920	2,991,322
Non-controlling interest	3,150	3,157

Total stockholders’ equity	3,082,070	2,994,479

Total	$8,325,870	$8,211,665

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
REVENUES:
Rental and management	$395,947	$373,983
Network development services	12,731	8,201

Total operating revenues	408,678	382,184

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	90,090	86,931
Network development services	7,615	3,627
Depreciation, amortization and accretion	99,868	97,072
Selling, general, administrative and development expense (1)	57,631	48,909
Other operating expenses	3,189	789

Total operating expenses	258,393	237,328

OPERATING INCOME	150,285	144,856

OTHER INCOME (EXPENSE)
Interest income, TV Azteca, net	3,499	3,541
Interest income	499	963
Interest expense	(61,568)	(65,514)
Loss on retirement of long-term obligations	—	(25)
Other income (expense)	71	(778)

Total other expense	(57,499)	(61,813)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	92,786	83,043
Income tax provision	(37,107)	(40,801)
Income on equity method investments	10	5

INCOME FROM CONTINUING OPERATIONS	55,689	42,247
Income (loss) from discontinued operations, net	3,070	(19)

NET INCOME	58,759	42,228
Net income attributable to non-controlling interest	(158)	(73)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$58,601	$42,155

NET INCOME PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations attributable to American Tower Corporation	$0.14	$0.11
Income from discontinued operations attributable to American Tower Corporation	0.01	—

Net income attributable to American Tower Corporation	$0.15	$0.11

DILUTED:
Income from continuing operations attributable to American Tower Corporation	$0.14	$0.10
Income from discontinued operations attributable to American Tower Corporation	0.01	—

Net income attributable to American Tower Corporation	$0.15	$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	397,180	397,128

DILUTED	408,250	421,622

(1)	Selling, general, administrative and development expense includes $24,338 and $16,264 of stock-based compensation expense for the three months ended March 31, 2009 and March 31, 2008, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributable to American Tower Corporation	$58,601	$42,155
Stock-based compensation expense	24,338	16,264
Depreciation, amortization and accretion	99,868	97,072
Other non-cash items reflected in statements of operations	38,683	33,702
Increase in net deferred rent asset	(2,717)	(7,728)
(Increase) decrease in restricted cash	(9,609)	1,238
Increase in assets	(23,367)	(9,187)
Increase in liabilities	19,941	8,866

Cash provided by operating activities	205,738	182,382

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(49,627)	(44,625)
Payments for acquisitions	(1,145)	(28,312)
Proceeds from sale of available-for-sale securities and other long term assets	1,144	2,136
Deposits, restricted cash, investments and other	1,120	2,070

Cash used for investing activities	(48,508)	(68,731)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	—	475,000
Repayments of notes payable, credit facilities and capital leases	(1,155)	(325,640)
Purchases of Class A common stock	(4,661)	(182,750)
Proceeds from stock options, warrants and stock purchase plan	8,898	11,644
Deferred financing costs and other financing activities	(99)	(3,395)

Cash provided by (used for) financing activities	2,983	(25,141)

Net effect of changes in foreign currency exchange rates on Cash and cash equivalents	(252)	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	159,961	88,510
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	143,077	33,123

CASH AND CASH EQUIVALENTS, END OF PERIOD	303,038	$121,633

CASH PAID FOR INCOME TAXES	$7,494	$11,720

CASH PAID FOR INTEREST	$39,111	$46,300

UNAUDITED SELECTED FINANCIAL INFORMATION (In thousands, except where noted)

SELECTED BALANCE SHEET DETAIL:

March 31, 2009
Long-term obligations summary, including current portion:
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility	750,000
Senior Unsecured Term Loan	325,000
7.500% Senior Notes due 2012	225,000
7.125% Senior Notes due 2012	501,043
7.000% Senior Notes due 2017	500,000
5.000% Convertible Notes due 2010	59,683
3.000% Convertible Notes due 2012	161,916
7.250% Senior Subordinated Notes due 2011	288
Other debt, including capital leases	59,596

Total debt	$4,332,526

Cash and cash equivalents	303,038

Net debt (Total debt less cash and cash equivalents)	$4,029,488

Share count rollforward (In millions of shares):
Total shares outstanding, as of December 31, 2008	397.0
Shares repurchased	(0.1)
Shares issued – warrant exercises	0.1
Shares issued – employee stock purchase plan, restricted stock vesting and option exercises	0.7

Total shares outstanding, as of March 31, 2009	397.7

Aggregate potential dilutive shares from other securities (In millions of shares):
Convertible notes (1)	7.9
Vested and exercisable stock options with an average exercise price of $27.95 per share (2)	7.5
Warrants (3)	1.8

Potential dilution, as of March 31, 2009	17.2

(1)	Includes (a) 7.9 million shares related to the Company’s 3.000% Convertible Notes due 2012 which are convertible at $20.50 per share and excludes (b) 1.2 million shares related to the Company’s 5.000% Convertible Notes due 2010 which are convertible at $51.50 per share.
(2)	Excludes (a) 6.5 million of unvested stock options and (b) 2.1 million of unvested restricted stock units outstanding, as of March 31, 2009.
(3)	Reflects shares issuable upon exercise of warrants with an effective exercise price of $4.48 per share.

UNAUDITED SELECTED FINANCIAL INFORMATION, CONTINUED (In thousands, except where noted)

SELECTED INCOME STATEMENT DETAIL:

The following table reflects the estimated impact of fluctuations in foreign currency exchange rates and straight-line revenue and expense recognition on rental and management segment revenue and Adjusted EBITDA:

Three Months Ended March 31, 2009
Rental and management segment revenue growth components:
Core rental and management segment revenue growth	10.2%
Estimated impact of fluctuations in foreign currency exchange rates	(2.9)%
Impact of straight-line revenue recognition	(1.4)%

Total rental and management segment revenue growth	5.9%

Adjusted EBITDA growth components:
Core Adjusted EBITDA growth	11.4%
Estimated impact of fluctuations in foreign currency exchange rates	(2.0)%
Net impact of straight-line revenue and expense recognition	(2.3)%

Total Adjusted EBITDA growth	7.1%

Rental and management segment straight-line revenue and expense:

In accordance with GAAP, the Company recognizes rental and management segment revenue and expense related to non-cancelable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized and cash collected per customer lease, and expense incurred and cash paid per ground lease may differ materially. Additional information regarding straight-line accounting can be found in the Company’s Form 10-K for the year ended December 31, 2008. A summary of rental and management segment straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended March 31,
	2009	2008
Rental and management segment straight-line revenue	$9,895	$14,113
Rental and management segment straight-line expense	7,178	6,660

	Three Months Ended March 31,
	2009	2008
Selling, general, administrative and development expense breakout:
Rental and management segment overhead	$17,644	$16,386
Network development services segment overhead	1,535	1,312
Corporate expenses	12,996	13,110
International business development expenses	1,118	1,837
Stock-based compensation expense (1)	24,338	16,264

Total	$57,631	$48,909

(1)	Includes $6.6 million related to the modification of certain stock option awards for one member of senior management who terminated his employment agreement during the three months ended March 31, 2009.

UNAUDITED SELECTED FINANCIAL INFORMATION, CONTINUED (In thousands, except where noted)

	Three Months Ended March 31,
	2009	2008
Interest expense detail:
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$24,537	$24,404
Senior Unsecured Revolving Credit Facility and Term Loan, net of interest rate swap agreements	9,879	12,460
7.500% Senior Notes due 2012	4,219	4,219
7.125% Senior Notes due 2012	8,867	8,577
7.000% Senior Notes due 2017	8,750	8,750
5.000% Convertible Notes due 2010	746	746
3.250% Convertible Notes due 2010	—	149
3.000% Convertible Notes due 2012	1,217	2,610
Other debt, including capital leases and deferred financing costs	3,353	3,599

Total	$61,568	$65,514

SELECTED CASH FLOW DETAIL:

	Three Months Ended March 31,
	2009	2008
Payments for purchase of property and equipment and construction activities:
Discretionary – new tower build, in-building installation and generators	$23,276	$6,785
Discretionary – ground lease purchases	9,044	8,460
Redevelopment	10,056	21,427
Capital improvements	6,409	6,480
Corporate	842	1,473

Total	$49,627	$44,625

SELECTED PORTFOLIO DETAIL – OWNED SITES:

	Wireless	Broadcast	In-building	Total
Three Months Ended March 31, 2009
Beginning balance, January 1, 2009	23,158	414	168	23,740
New construction	194	—	6	200
Acquisitions	4	—	—	4
Adjustments/Reductions	(12)	—	—	(12)

Ending balance, March 31, 2009	23,344	414	174	23,932

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES (In thousands, except where noted)

The reconciliation of Net income (loss) to Adjusted EBITDA and the calculation of Rental and Management Segment Operating Profit, Rental and Management Gross Margin, Network Development Services Segment Operating Profit, Network Development Services Segment Gross Margin and Adjusted EBITDA Margin are as follows:

	Three Months Ended March 31,
	2009	2008
Net income attributable to American Tower Corporation	$58,601	$42,155
Net income attributable to non-controlling interest	158	73

Net income	58,759	42,228
(Income) loss from discontinued operations, net	(3,070)	19

Income from continuing operations	55,689	42,247

Interest expense	61,568	65,514
Interest income	(499)	(963)
Interest income, TV Azteca, net	(3,499)	(3,541)
Loss on retirement of long-term obligations	—	25
Income tax provision	37,107	40,801
Income on equity method investments	(10)	(5)
Other (income) expense	(71)	778

Operating income	150,285	144,856

Depreciation, amortization and accretion	99,868	97,072
Other operating expenses	3,189	789
Stock-based compensation expense	24,338	16,264
Plus: Interest income, TV Azteca, net	3,499	3,541

Adjusted EBITDA	$281,179	$262,522

Corporate expenses, excluding stock-based compensation expense	14,114	14,947
Network development services segment overhead	1,535	1,312
Network development services segment operating expenses	7,615	3,627
Network development services segment revenue	(12,731)	(8,201)

Rental and Management Segment Operating Profit	$291,712	$274,207

Rental and Management segment overhead	17,644	16,386

Rental and Management Segment Gross Margin	$309,356	$290,593

Adjusted EBITDA (from above)	$281,179	$262,522
Corporate expenses, excluding stock-based compensation expense	14,114	14,947
Rental and Management segment overhead	17,644	16,386
Rental and Management segment operating expenses	90,090	86,931
Interest income, TV Azteca, net	(3,499)	(3,541)
Rental and Management segment revenue	(395,947)	(373,983)

Network Development Services Segment Operating Profit	$3,581	$3,262

Network development services segment overhead	1,535	1,312

Network Development Services Segment Gross Margin	$5,116	$4,574

Adjusted EBITDA (from above)	$281,179	$262,522
Divided by total operating revenues	408,678	382,184

Adjusted EBITDA Margin	69%	69%

UNAUDITED CALCULATION OF DEFINED FINANCIAL MEASURES, CONTINUED (In thousands)

The calculation of Free Cash Flow is as follows:

	Three Months Ended March 31,
	2009	2008
Cash provided by operating activities	$205,738	$182,382
Payments for purchase of property and equipment and construction activities	(49,627)	(44,625)

Free Cash Flow	$156,111	137,757

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES (In millions)

The reconciliation of Income from continuing operations to Adjusted EBITDA outlook is as follows:

	Full Year 2009
Income from continuing operations (1)	$235	to	$247
Interest expense	255	to	245
Depreciation, amortization and accretion	424	to	432
Stock-based compensation expense	61	to	63
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax benefit (provision) and minority interest in net earnings of subsidiaries	186	to	198

Adjusted EBITDA	$1,161	to	$1,185

(1)	The Company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

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